UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2014
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 20, 2014, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) and Monogram Biosciences, Inc., part of the LabCorp Specialty Testing Group, today announced the launch of HIV GenoSure ArchiveSM, the first laboratory test to help optimize antiretroviral (ARV) drug regimens in virally suppressed HIV patients. GenoSure Archive was developed using the Next Generation Sequencing (NGS) platform.

Advances in HIV drug therapy have allowed patients to achieve and maintain complete suppression of viral replication. Life-long treatment, however, is necessary to maintain viral suppression. Such treatment therapies often have adverse side effects, and as new, more simplified ARV drug regimens become available, patients may benefit from new therapies. Previous laboratory testing to guide ARV drug selection required higher viral loads than what many patients have, leaving clinicians without a reliable diagnostic tool to guide ongoing therapy choices. HIV GenoSure Archive is the first genotypic drug resistance assay specifically designed to reliably identify the HIV DNA compartment, and it provides physicians and other HIV care providers with critical diagnostic information to support individualized and updated therapies for patients with low or undetectable viral loads of HIV-1.

Exhibits

99.1	Press Release dated October 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 20, 2014